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                                                                  EXHIBIT 10.3.8

                              AMENDMENT NO. 8 TO
                      SEMICONDUCTOR TECHNOLOGY AGREEMENT

     This Amendment No. 8 (the "Amendment") to the parties' Semiconductor Technology Agreement is entered into as of the date last entered below by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and LG Semicon Co., Ltd. (formerly known as Goldstar Electron Co., Ltd.), a Korean corporation with principal offices at 1, Hyangjeong-dong, Hungduk-gu, Cheongju-si, Chungcheongbuk-do, 361-480 Korea ("LGS")

     WHEREAS, in 1994 the parties entered into a Semiconductor Technology Agreement (as previously restated and amended, the "License Agreement"); and

     WHEREAS the parties desire to further amend the License Agreement as set forth herein;

     NOW, THEREFORE, the parties agree that the License Agreement is amended as follows:

     1. Capitalized terms used in this Amendment but not defined herein shall have the meaning specified therefor in the License Agreement. In addition:

         (a) "Warrant" shall mean a warrant for the purchase of shares of common stock of Rambus (i) with a per share exercise price equal to the average of the closing price of Rambus common stock on the Nasdaq National Market on each of the ten trading days immediately preceding the issuance of the warrant,
(ii) with the exercise price payable upon exercise in cash in U.S. dollars,
(iii) with a term of seven years from the date of issuance, (iv) containing a 180-day lock-up provision in relation to any underwritten offering of Rambus common stock and (v) with other customary terms and conditions.

         (b) The following definitions are added to the License Agreement:

             (i) "Rambus-1 DRAM" shall mean a Rambus DRAM which is Compatible with the Rambus-1 Interface Specification and is not Compatible with the Rambus-2 Interface Specification.

             (ii) "Base Rambus-1 DRAM" shall mean a Rambus-1 DRAM which is Compatible with Rambus' Base Rambus-1 Interface Specification.

             (iii) "Concurrent Rambus-1 DRAM" shall mean a Rambus-1 DRAM which is Compatible with Rambus' Concurrent Rambus-1 Interface Specification.
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     2.  Subject to the remainder of this section:

         (a) Rambus agrees to issue to LGS a Warrant to purchase twenty-five thousand (25,000) shares of Rambus common stock if LGS is the first Rambus licensee to sell one million Concurrent Rambus-1 DRAMs.

         (b) Rambus further agrees to issue to LGS a Warrant to purchase thirty thousand (30,000) shares of Rambus common stock if LGS is one of the first three
(3) Rambus licensees qualified by Rambus as having Rambus-2 DRAMs Compatible with the Rambus-2 Interface Specification.

         (c) Rambus further agrees to issue to LGS a Warrant to purchase seventy thousand (70,000) shares of Rambus common stock if LGS is one of the first three
(3) Rambus licensees to sell ten (10) million Rambus-2 DRAMs.

Rambus shall determine, in its sole and absolute judgment, whether LGS has satisfied any of the above conditions and is therefore entitled to any of the above Warrants, and Rambus' determination shall be final, binding and not subject to question or dispute. Further, LGS's eligibility for these Warrants shall be conditioned on LGS's providing to Rambus all information, data, and records as Rambus may require to facilitate Rambus' determination. Any Warrant to which LGS is entitled pursuant to this section shall be granted at or near the time of Rambus' determination of LGS' eligibility, as such time is determined by Rambus in its sole and absolute discretion.

LGS's eligibility for these Warrants shall also be conditioned upon LGS delivering an investment representation statement in a form acceptable to Rambus containing such information as is necessary for Rambus to confirm compliance with applicable securities laws, and certifying, among other things, that LGS is acquiring the Warrant and the underlying shares of common stock for its own account and not with a view to the distribution thereof and that any subsequent resale of the underlying shares will be made only in accordance with an exemption from the registration requirements of applicable securities laws.

     3. Rambus agrees to consider reductions in LGS's royalty rate(s) for Rambus DRAMs, to the extent both companies, in their discretion, determine that such reductions would be mutually beneficial.

     4. With respect to Section 4.3(b) of the License Agreement, LGS agrees to include in its royalty reports the number and type of each Licensed Rambus IC Sold, including without limitation an allocation of Rambus DRAMs by number of each of Base Rambus-1 DRAMs, Concurrent Rambus-1 DRAMs, and Rambus-2 DRAMs Sold by LGS in the quarter.

     5. If Rambus Interface Technology licensed to and being used by LGS is finally held to infringe any third party patent or other intellectual property right, then, at LGS's request, Rambus will discuss with LGS mutually beneficial solutions to the problem.
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     6.  Except as set forth herein, the License Agreement shall remain unmodified and in full force and effect in accordance with its terms.

RAMBUS INC.                            LG SEMICON CO., LTD.

By: /s/ Geoff Tate                     By: /s/ Kwang-Sun Baek
   -------------------------------        ---------------------------------

Print Name: Geoff Tate                 Print Name: Kwang-Sun Baek
           -----------------------                -------------------------

Title: President & CEO                 Title: Executive Vice President
      ----------------------------           ------------------------------

Date: May 20, 1998                     Date: May 20, 1998
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